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                                                                     EXHIBIT 4.6


                                                                       EXHIBIT C
                                                             TO CREDIT AGREEMENT



                             FORM OF SWING LINE NOTE

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH THIRD AMENDED AND RESTATED CREDIT AGREEMENT.


$                                                             New York, New York
 ----

                                                                  --------------


         FOR VALUE RECEIVED, the undersigned, Sybron International Corporation, a Wisconsin corporation (the "Borrower"), hereby unconditionally promises to pay to the order of The Chase Manhattan Bank (the "Lender") at the office of The Chase Manhattan Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Termination Date the lesser of (a) the principal amount of __________ DOLLARS ($ ), and (b) the aggregate unpaid principal amount of all Swing Line Loans made by the Lender to the Borrower pursuant to subsection 2.16 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection
2.19 of such Credit Agreement.

         The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Swing Line Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Swing Line Loan.

         This Note (a) is one of the Swing Line Notes referred to in the Third Amended and Restated Credit Agreement dated as of July __, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Ormco Corporation, a Delaware corporation, Kerr Corporation, a Delaware corporation, Nalge Nunc International Corporation, a Delaware corporation, Erie Scientific Company, a Delaware corporation, Barnstead Thermolyne Corporation, a Delaware corporation, Remel Inc., a Wisconsin corporation, the Lender, the other banks and financial institutions from time to time parties thereto, Chase Securities Inc., as arranger, and The Chase Manhattan Bank, as administrative agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is

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hereby made to the Loan Documents for a description of the assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

         Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind, except as otherwise provided in any of the Loan Documents.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                      SYBRON INTERNATIONAL CORPORATION


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


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                                                                      Schedule A
                                                              to Swing Line Note


                    LOANS AND REPAYMENTS OF SWING LINE LOANS

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                                                                       Unpaid Principal
                   Amount of Swing Line     Amount of Principal of   Balance of Swing Line
      Date                 Loans           Swing Line Loans Repaid           Loans            Notation Made By
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

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